Lawson Products Announces Third Quarter 2019 Results

Strong Operating Performance Driven By 7.1% Sales Increase

CHICAGO, October 24, 2019 - Lawson Products, Inc. (NASDAQ: LAWS) (“Lawson” or the "Company"), a distributor of products and services to the MRO marketplace, today announced results for the third quarter ended September 30, 2019.

Third Quarter Summary Financial Highlights	Three Months Ended September 30,
($ in millions, except earnings per share data)	2019	2018	Change
Net Sales	$94.8	$88.5	7.1%
Average Daily Net Sales	$1.481	$1.405	5.4%
Number of Business Days	64	63

Reported Operating Income (Loss)	$6.4	$(2.3)	NA
Adjusted Operating Income (1)	$8.9	$5.6	58.9%

Adjusted EBITDA (1)	$10.3	$7.3	40.9%
Adjusted EBITDA Margin (1)	10.9%	8.3%	+260 bps

Reported Diluted Earnings (loss) Per Share	$0.51	$(0.09)	$0.60
Adjusted Diluted Earnings Per Share (2)	$0.69	$0.59	$0.10

(1) Excludes the impact of stock-based compensation, severance and other non-recurring items. (See reconciliation in Table 1)
(2) Excludes the impact of stock-based compensation, severance and other non-recurring items. (See reconciliation in Table 2)

"I am pleased to report that our solid execution delivered another quarter of strong results. Revenues grew 7.1% which drove a 59% improvement in our adjusted operating income year-over-year and an 11% increase sequentially over the second quarter. Growth in The Bolt Supply House business along with targeted investments in the Company’s operations and sales force, combined with successfully leveraging our infrastructure on higher sales, had a positive impact on our results with adjusted EBITDA margin increasing to 10.9% of sales,” said Michael DeCata, president and chief executive officer.

"Lawson is well-positioned to continue to deliver improved operating results through better sales rep productivity and customer fulfillment processes which will further leverage our cost structure. The recently announced $100 million plus credit facility, led by JPMorgan Chase, enhances our future financial flexibility,” concluded Mr. DeCata.

Highlights

•
Sales of $94.8 million increased 7.1% year-over-year. Average Daily Sales (ADS) increased 5.4% to $1.481 million in the third quarter of 2019 compared to $1.405 million in 2018 with one additional selling day in 2019.

•
Reported operating income was $6.4 million compared to an operating loss of $2.3 million in the third quarter of 2018. Non-GAAP adjusted operating income excluding stock-based compensation, severance expense and acquisition costs increased 58.9% to $8.9 million from $5.6 million in the year ago quarter. (See reconciliation in Table 1) As a percent of sales adjusted EBITDA improved to 10.9% for the third quarter 2019 from 8.3% in the year ago quarter.

•
Reported net income was $4.8 million for the quarter, or $0.51 per diluted share compared to a loss per diluted share of $0.09 in third quarter of 2018. On an adjusted basis, diluted earnings per share was $0.69. (See reconciliation in Table 2)

•	Net cash generated from operations in the quarter of $10.3 million was used to reduce net borrowings by $8.3 million. The quarter ended in a net cash less debt positive position of $6.4 million.

•
On October 14th, the Company announced a new five-year credit facility increasing its borrowing capacity from $40 million to $100 million, plus an accordion feature to support its acquisition and organic growth strategy.

Third Quarter Results

Net sales increased 7.1% to $94.8 million in the third quarter of 2019 compared to $88.5 million in the third quarter of 2018. Sales growth reflected a 1.3% increase in the Lawson segment sales rep productivity driven by increases within our strategic, Kent Automotive, government and core customer segments. The Bolt Supply House, which represents approximately 12% of consolidated sales, increased 15.0% over the prior year quarter, reflecting strength across multiple product categories and new customers. Excluding the impact of Canadian currency fluctuations, consolidated sales increased 7.4% for the quarter. Average daily sales grew to $1.481 million compared to $1.405 million in the prior year quarter with one additional selling day in the third quarter of 2019 compared to the third quarter a year ago.

Reported gross profit increased $2.5 million to $50.6 million compared to $48.1 million in the third quarter of 2018, primarily due to sales growth. Consolidated gross profit as a percentage of sales was 53.4% for the third quarter of 2019 compared to 54.3% in the third quarter of 2018. The core Lawson MRO segment gross margin excluding service-related costs was 60.9% in the third quarter 2019, flat with a year ago quarter.

Reported selling expenses decreased to $21.3 million on higher sales in the third quarter of 2019 compared to $22.2 million in the prior year quarter. As a percentage of sales, reported selling expenses decreased to 22.4% from 25.0% in the third quarter of 2018 primarily due to leveraging selling expenses over a larger sales base and an increase in service-related costs included within gross margin.

General and administrative expenses decreased $5.3 million to $22.9 million in the third quarter of 2019 compared to $28.2 million in the prior year quarter. The decrease in G&A expense compared to the prior year quarter is primarily due to a $5.3 million decrease in stock-based compensation expense, a portion of which fluctuates with our stock price. Excluding expenses related to stock-based compensation, severance, and acquisitions, general and administrative expenses were essentially flat from a year ago quarter and decreased as a percent of sales to 21.6% from 23.0%.

Reported operating income in the third quarter of 2019 was $6.4 million compared to an operating loss of $2.3 million in the prior year quarter. Adjusted non-GAAP operating income increased $3.3 million to $8.9 million in the third quarter of 2019 from $5.6 million in the prior year quarter. (See reconciliation in Table 1) For the quarter, adjusted EBITDA was $10.3 million, an improvement of 40.9% over the prior year quarter. (See reconciliation in Table 1)

Reported net income for the third quarter of 2019 was $4.8 million, or $0.51 per diluted share compared to net loss of $0.8 million, or $0.09 per diluted share, for the same period a year ago. Adjusted net income was $6.5 million or $0.69 per diluted share compared to $0.59 a year ago. (See reconciliation in Table 2) On a year-to-date basis, reported net income improved $6.6 million while adjusted diluted earnings per share improved 61.3% to $1.79. (See reconciliation in Table 2)

At September 30, 2019, Lawson had $8.6 million of available cash and cash equivalents and $2.2 million of outstanding borrowings. Net cash generated from operations in the quarter of $10.3 million was utilized to reduce net borrowings and repurchase approximately 32,000 shares of the Company's common stock.

Conference Call

Lawson Products, Inc. will conduct a conference call with investors to discuss third quarter 2019 results at 9:00 a.m. Eastern Time on October 24, 2019. The conference call is available by direct dial at 1-877-737-7051 in the U.S. or 1-201-689-8878 from outside of the U.S. A replay of the conference call will be available approximately two hours after completion of the call through November 29, 2019. Callers can access the replay by dialing 1-877-481-4010 in the U.S. or 1-919-882-2331 outside the U.S. The PIN access number for the replay is 53763#. A streaming audio of the call and an archived replay will also be available on the investor relations page of Lawson's website through November 29, 2019.

About Lawson Products, Inc.

Founded in 1952, Lawson Products, Inc., headquartered in Chicago, IL, sells and distributes specialty products to the industrial, commercial, institutional and government maintenance, repair and operations market (MRO). The Company is dedicated to helping customers in the U.S. and Canada lower their total cost of operation by increasing productivity and efficiency. The combination of Lawson Managed Inventory and the Company’s problem-solving professionals ensures customers always have the right parts to handle the job. Through The Bolt Supply House, customers in Western Canada have access to products at several branch locations. Under its Kent Automotive brand, the Company provides collision and mechanical repair products to the automotive aftermarket.

Lawson Products ships from several strategically located distribution centers to customers in all 50 states, Puerto Rico, Canada, Mexico, and the Caribbean.

For additional information, please visit https://www.lawsonproducts.com or https://www.kent-automotive.com.

This Release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. The terms "may," "should," "could," "anticipate," "believe," "continues," "estimate," "expect," "intend," "objective," "plan," "potential," "project" and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. These statements are based on management's current expectations, intentions or beliefs and are subject to a number of factors, assumptions and uncertainties that could cause or contribute to such differences or that might otherwise impact the business and include the risk factors set forth in Item 1A of the December 31, 2018, Form 10-K filed on March 4, 2019. The Company undertakes no obligation to update any such factor or to publicly announce the results of any revisions to any forward-looking statements whether as a result of new information, future events or otherwise.

-TABLES FOLLOW-

Lawson Products, Inc.
Condensed Consolidated Statements of Operations
(Dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018

Product revenue	$84,440	$78,377	$252,351	$233,744
Service revenue	10,339	10,153	29,868	29,627
Total revenue	94,779	88,530	282,219	263,371

Product cost of goods sold	39,635	36,979	118,222	109,667
Service costs	4,570	3,443	13,457	10,247
Gross profit	50,574	48,108	150,540	143,457

Operating expenses:
Selling expenses	21,255	22,175	64,864	66,119
General and administrative expenses	22,873	28,199	72,063	72,213
Operating expenses	44,128	50,374	136,927	138,332

Operating income (loss)	6,446	(2,266)	13,613	5,125

Interest expense	(138)	(251)	(481)	(755)
Other income (expense), net	(13)	170	798	(320)

Income (loss) before income taxes	6,295	(2,347)	13,930	4,050
Income tax expense (benefit)	1,521	(1,531)	3,703	436

Net income (loss)	$4,774	$(816)	$10,227	$3,614

Basic income (loss) per share of common stock	$0.53	$(0.09)	$1.14	$0.41

Diluted income (loss) per share of common stock	$0.51	$(0.09)	$1.09	$0.39

Lawson Products, Inc.
Condensed Consolidated Balance Sheets
(Dollars in thousands, except share data)

	September 30,	December 31,
	2019	2018
ASSETS	(Unaudited)
Current assets:
Cash and cash equivalents	$8,626	$11,883
Restricted cash	800	800
Accounts receivable, less allowance for doubtful accounts of $614 and $549, respectively	45,162	37,682
Inventories, net	54,894	52,887
Miscellaneous receivables and prepaid expenses	4,270	3,653
Total current assets	113,752	106,905

Property, plant and equipment, net	16,932	23,548
Deferred income taxes	17,372	20,592
Goodwill	20,582	20,079
Cash value of life insurance	14,440	12,599
Intangible assets, net	12,468	13,112
Lease assets	11,917	—
Other assets	275	307
Total assets	$207,738	$197,142

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Revolving lines of credit	$2,195	$10,823
Accounts payable	16,325	15,207
Lease obligation	3,781	—
Accrued expenses and other liabilities	37,873	40,179
Total current liabilities	60,174	66,209

Security bonus plan	11,969	12,413
Lease obligation	10,360	5,213
Deferred compensation	5,915	5,304
Deferred tax liability	2,879	2,761
Other liabilities	3,460	6,069
Total liabilities	94,757	97,969

Stockholders’ equity:
Preferred stock, $1 par value:
Authorized - 500,000 shares, Issued and outstanding — None	—	—
Common stock, $1 par value:
Authorized - 35,000,000 shares Issued - 9,042,597 and 9,005,716 shares, respectively Outstanding - 8,956,981 and 8,955,930 shares, respectively	9,043	9,006
Capital in excess of par value	17,626	15,623
Retained earnings	89,502	77,338
Treasury stock – 85,616 and 49,786 shares, respectively	(2,595)	(1,234)
Accumulated other comprehensive loss	(595)	(1,560)
Total stockholders’ equity	112,981	99,173
Total liabilities and stockholders’ equity	$207,738	$197,142

LAWSON PRODUCTS, INC.
SEC REGULATION G GAAP RECONCILIATIONS
The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). However, the Company's management believes that certain non-GAAP financial measures may provide users of this financial information with additional meaningful comparisons between current results and results in prior operating periods. Management believes that these non-GAAP financial measures can provide additional meaningful reflection of underlying trends of the business because they provide a comparison of historical information that excludes certain non-operational items that impact the overall comparability. See Tables below for supplemental financial data and corresponding reconciliations to GAAP financial measures for the three and nine months ended September 30, 2019 and 2018. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company's reported results prepared in accordance with GAAP.

Table 1 - Reconciliation of GAAP Operating Income (Loss) to Adjusted Non-GAAP Operating Income and Adjusted EBITDA
(Dollars in thousands)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018

Operating income (loss) as reported per GAAP	$6,446	$(2,266)	$13,613	$5,125

Stock-based compensation (1)	2,374	7,637	7,621	8,694

Severance expense	30	31	1,542	723

Acquisition related costs	—	168	—	168

Discontinued operation accrual (2)	—	—	—	529

Lease termination gain	—	—	—	(164)

Adjusted non-GAAP operating Income	8,850	5,570	22,776	15,075

Depreciation and amortization (3)	1,468	1,755	4,401	5,120

Non-GAAP adjusted EBITDA	$10,318	$7,325	$27,177	$20,195

(1)    A portion of stock-based compensation expense varies with the Company's stock price
(2)    Additional estimated future remediation of an environmental matter at the Decatur, Alabama property
(3)    2019 includes the adoption of ASC 842 - Leases which requires certain expenses previously recognized as depreciation expense to be recorded as operating expenses of $1.1 million for the nine months ended September 30, 2019

Table 2 - Reconciliation of GAAP Net Income and Diluted EPS to
Non-GAAP Adjusted Net Income and Adjusted Diluted EPS
(Dollars in Thousands, Except Per Share Amounts)
(Unaudited)

	Three Months Ended September 30,
	2019		2018
	Amount	Diluted EPS (2)	Amount	Diluted EPS (2)
Net income (loss), as reported per GAAP	$4,774	$0.51	$(816)	$(0.09)
Pretax adjustments:
Stock-based compensation	2,374	0.25	7,637	0.86

Severance expense	30	0.01	31	—

Acquisition related costs	—	—	168	0.02

Pretax adjustments	2,404	0.26	7,836	0.88

Tax effect (1)	(709)	(0.08)	(1,740)	(0.20)

Total adjustments, net of tax	1,695	0.18	6,096	0.68

Non-GAAP adjusted net income	$6,469	$0.69	$5,280	$0.59

(1)	Tax effected at quarterly effective tax rate of 29.5% for 2019 and 22.2% for 2018 which excludes the benefit of discrete items

(2)	Pretax adjustments to diluted EPS calculated on 9.4 million and 8.9 million diluted shares for 2019 and 2018, respectively

	Nine Months Ended September 30,
	2019		2018
	Amount	Diluted EPS (2)	Amount	Diluted EPS (2)
Net Income, as reported per GAAP	$10,227	$1.09	$3,614	$0.39
Pretax adjustments:
Stock-based compensation	7,621	0.81	8,694	0.94

Severance expense	1,542	0.17	723	0.08

Acquisition related costs	—	—	168	0.02

Discontinued operation accrual	—	—	529	0.06

Lease termination gain	—	—	(164)	(0.02)

Pretax adjustments	9,163	0.98	9,950	1.08

Tax effect (1)	(2,657)	(0.28)	(3,333)	(0.36)

Total adjustments, net of tax	6,506	0.70	6,617	0.72

Non-GAAP adjusted net income	$16,733	$1.79	$10,231	$1.11

(1)	Tax effected at quarterly effective tax rate of 29.0% for 2019 and 33.4% for 2018 which excludes the benefit of discrete items

(2)	Pretax adjustments to diluted EPS calculated on 9.4 million and 9.3 million diluted shares for 2019 and 2018, respectively

Table 3 - Historic Core Lawson Segment Sales and Sales Rep Productivity
(Dollars in Thousands)
(Unaudited)
	Three Months Ended
	Sep. 30 2019	Jun. 30 2019	Mar. 31 2019	Dec. 31 2018	Sep. 30 2018

Number of business days	64	64	63	61	63

Average daily net sales (dollars in thousands)	$1,295	$1,316	$1,297	$1,258	$1,249
Year over year increase	3.7%	4.4%	6.9%	5.6%	4.0%
Sequential quarter increase (decrease)	(1.6)%	1.5%	3.1%	0.7%	(0.9)%

Average active sales rep. count (1)	989	980	991	989	967
Period-end active sales rep count	993	982	986	994	978

Sales per rep. per day	$1.309	$1.343	$1.308	$1.272	$1.292
Year over year increase	1.3%	3.0%	4.4%	5.4%	6.6%
Sequential quarter increase (decrease)	(2.5)%	2.7%	2.8%	(1.5)%	(0.9)%

(1)	Average active sales rep count represents the average of the month-ends sales representative count

Table 4 - Consolidated Quarterly Results
(Dollars in Thousands)
(Unaudited)
	Three Months Ended
	Sep. 30 2019	Jun. 30 2019	Mar. 31 2019	Dec. 31 2018	Sep. 30 2018

Average daily net sales	$1,481	$1,502	$1,450	$1,414	$1,405
Year over year increase	5.4%	6.3%	8.2%	7.0%	17.0%
Sequential quarter increase (decrease)	(1.4)%	3.6%	2.5%	0.6%	(0.5)%

Net Sales	$94,779	$96,097	$91,343	$86,266	$88,530
Gross profit (1)	50,574	51,043	48,923	46,083	48,108

Gross profit percentage (1)	53.4%	53.1%	53.6%	53.4%	54.3%

Selling, general & administrative expenses	$44,128	$49,420	$43,379	$41,998	$50,374

Operating income (loss)	$6,446	$1,623	$5,544	$4,085	$(2,266)

(1)	Reflects the adoption of ASC 606 - Revenue Recognition effective January 1, 2018 including the classification of certain selling costs as a reduction of gross profit

Contact

Investor Relations:
Lawson Products, Inc.
Ronald J. Knutson
Executive Vice President and Chief Financial Officer
773-304-5665